UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 12, 2006
MannKind Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50865 (Commission File Number)	13-3607736 (IRS Employer Identification No.)

28903 North Avenue Paine Valencia, California (Address of principal executive offices)	91355 (Zip Code)
Registrant’s telephone number, including area code: (661) 775-5300
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.

Item 3.02 Unregistered Sales of Equity Securities.
As more fully disclosed below under Item 8.01, on October 12, 2006 we entered into an agreement pursuant to which we have sold a total of 300,000 shares of our common stock to an accredited investor in exchange for certain license and other rights, which we believe to be at least equal in value to the fair market value of the shares sold. This sale of shares was exempt from registration under the Securities Act of 1933 pursuant to Rule 506 of Regulation D.
Item 8.01 Other Events.
On October 12, 2006, we entered into an agreement with The Technion Research and Development Foundation Ltd. (“TRDF”), an Israeli corporation affiliated with the Technion-Israel Institute of Technology (the “Technion”) to license certain technology from TRDF and to collaborate with TRDF in the further research in and the development and commercialization of such technology. In exchange for the rights that we obtained under this agreement, we have agreed to pay to TRDF aggregate license fees of $3 million and to issue to TRDF a total of 300,000 shares of our common stock. The license fees will be paid and the shares issued in three equal installments, with the first to occur no later than October 22, 2006 and the second and third installments to occur, subject to the accomplishment of certain milestones, on October 12, 2007 and October 12, 2008. We have also agreed to pay royalties to TRDF with respect to sales of certain products that contain or use the licensed technology or are covered by patents included in the licensed technology or are discovered through the use of the licensed technology. We have agreed to pay up to $6 million of the royalties in advance upon the receipt of specified regulatory approvals. We have agreed to pay to TRDF specified percentages of any lump-sum sub-license payments that we receive if we decide to sublicense the technology. We have also agreed to pay a total of $2 million to TRDF in three nearly equal installments to fund sponsored research to be conducted at TRDF by a team led by a faculty member at the Technion. The initial sponsored research payment was made upon signing of the agreement, and the second and third sponsored research payments will occur, subject to the accomplishment of certain milestones, on October 12, 2007 and October 12, 2008. We have also agreed to retain the services of the Technion faculty member as a consultant, for which we have agreed to pay the consultant $60,000 per year and to grant him an option to purchase 60,000 shares of our common stock.
Alfred E. Mann, our principal stockholder and chief executive officer, has established the Alfred Mann Institute for Biomedical Development at the Technion (“AMI-Technion”) to expedite the translation of intellectual property and technology of the Technion into commercial medical products for the public benefit. Over a period of several years, Mr. Mann will establish a $100 million endowment for the AMI-Technion. Mr. Mann does not directly or indirectly have any interest in TRDF.

2.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANNKIND CORPORATION
By:	/s/ Richard L. Anderson
	Name:	Richard L. Anderson
	Title:	Chief Financial Officer
Dated: October 17, 2006

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